RESTRICTED STOCK AGREEMENT

UNDER BALLANTYNE STRONG, INC.

2010 LONG-TERM INCENTIVE PLAN

THIS AGREEMENT is made and entered into effective as of [___] day of [________], [20__] (the “Grant Date”) by and between BALLANTYNE STRONG, INC., a Delaware corporation (the “Company”), and [____________________] (“Grantee”).

RECITALS:

This Agreement is made with reference to the following facts and objectives:

A. The Company has adopted the Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan (the “Plan”) for certain key personnel of the Company and its subsidiaries.

B. The purpose of the Plan is to advance the best interest of the Company, its affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company with additional performance incentives and an opportunity to obtain or increase their ownership in the Company, thereby encouraging them to continue in their employment with the Company and subsidiaries of the Company.

C. Grantee is a key employee of the Company or one of its subsidiaries, and to provide Grantee with additional performance incentives, the Board deems it advisable to grant to Grantee a Restricted Stock Award pursuant to the Plan (“Award”), which may be vested upon Grantee’s continuous service with the Company or one of its subsidiaries as set forth herein.

D. Pursuant to the provisions of the Plan, all awards are to be evidenced by an Award Agreement which has been approved by the Committee.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and representations herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision.

2. Award. The Company hereby grants to Grantee on the Grant Date an Award of [_________] Shares of Restricted Stock THIS AWARD IS CONDITIONED ON GRANTEE SIGNING THIS AGREEMENT, AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT. Restricted Shares covered by this Award shall be represented by a stock certificate registered in Grantee’s name or by uncertificated shares designated for Grantee in book-entry form on the records of the Company’s transfer agent subject to the restrictions set forth in this Agreement. Any stock certificate issued shall bear all legends required by law and necessary to effectuate the provisions of this Agreement. Any stock certificate or book-entry uncertificated shares evidencing such Shares shall be held in custody by the Company.

3. Vesting.

(a) Generally. Subject to acceleration of the vesting of the Award pursuant to Section 3(c) or the forfeiture and termination of the Award pursuant to Sections 3(b), the Restricted Stock (rounded to the nearest whole share) shall vest and no longer be subject to any restrictions on transfer hereunder on the following dates, provided that Grantee has been continuously employed by the Company or a subsidiary of the Company from the Grant Date through each of the following dates:

(i) [____________] on [____________];

(ii) [____________] on [____________]; and

(iii) [____________] on [____________].

The Company will retain possession of the certificate(s) representing such Shares, to hold the same in escrow until vested to facilitate the restrictions as to the Shares.

(b) Terminations. Upon a termination of Grantee’s employment for any reason prior to vesting pursuant to Section 3(a), all such unvested Restricted Stock shall be immediately forfeited. Any amount of the Award forfeited under this Section 3 shall be cancelled and shall terminate.

(c) Change in Control. Upon the occurrence of a Change in Control while Grantee is employed by the Company or one of its subsidiaries, all unvested Restricted Stock shall become vested as of the date of the Change in Control.

(d) Definition of Change in Control. For purposes of this Agreement, “Change in Control” shall mean the occurrence of a Change in Control event described in any of subparagraph (i), (ii), or (iii) below (each, a “Change in Control Event”), provided that any such event relates to the Company and is not approved by a majority of the then-existing board of directors of the Company:

(i) Change of Ownership. A change in ownership occurs if a person, or a group of persons acting together, acquires more than fifty percent (50%) of the stock of the corporation, measured by total voting power or fair market value. Incremental increases in ownership by a person or group that already owns fifty percent (50%) of the corporation do not result in a change of ownership.

(ii) Change in Effective Control. A change in effective control occurs if, over a twelve (12) month period: (1) a person or group acquires stock representing fifty percent (50%) of the total voting power of the corporation; or (2) a majority of the members of the board of directors of the corporation is replaced by directors not endorsed by the persons who were members of the board before the new directors’ appointment.

(iii) Change in Ownership of a Substantial Portion of Corporate Assets. A change in control based on the sale of assets occurs if a person or group acquires fifty percent (50%) or more of the total gross fair market value of all the assets of a corporation over a twelve (12) month period. No change in control results pursuant to this subparagraph (iii) if the assets are transferred to entities owned or controlled directly or indirectly by the Company.

(e) Voting and Dividends. Grantee may exercise full voting rights with respect to the Shares, whether or not vested. Dividends paid with respect to the Restricted Stock shall be added to and become part of the Restricted Stock and subject to the same risk of forfeiture, restrictions on transferability, and other terms of this Agreement as are the Shares with respect to which they were paid, in each case so long as the applicable record date occurs before any forfeiture of such Shares.

(f) Restriction on Transfer. Grantee will not transfer any of the Shares of Restricted Stock except as follows:

(i) Unvested Shares may not be transferred. Vested Shares may be transferred only in accordance with the specific limitations set forth in this Agreement. All transfers of Shares not meeting the conditions set forth in this Agreement are expressly prohibited.

(ii) Any prohibited transfer of such Shares is void and of no effect. Should such a transfer purport to occur, the Company may refuse to carry out the transfer on its books, attempt to set aside the transfer, or exercise any other legal or equitable remedy.

(iii) By accepting Shares under this Agreement, Grantee represents, warrants and agrees that each transfer of the such Shares requires full compliance with the provisions of all applicable laws.

4. Miscellaneous Provisions.

(a) Withholding Taxes. The Company shall be entitled to (i) withhold and deduct from Grantee’s future wages (or from other amounts that may be due and owing to Grantee from the Company), or make other arrangement for the collection of, all legally required amounts necessary to satisfy the minimum statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) attributable to the Restricted Stock Award, including, without limitation, the award or vesting of, or payments of dividends with respect to, the Restricted Stock; or (ii) require Grantee promptly to remit the amount of such withholding to the Company. Unless the Committee provides otherwise, the minimum statutory withholding obligations may be satisfied by withholding Shares to be received or by delivery to the Company of previously-owned Shares. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein.

(b) No Retention Rights. Nothing in this Agreement shall confer upon Grantee any right to continue in the employment or service of the Company or any subsidiary of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of Grantee, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without cause.

(c) Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

(d) Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to Grantee at the address that he has most recently provided to the Company.

(e) Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which related to the subject matter hereof. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

(f) Choice of Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. The Company and Grantee stipulate and consent to personal jurisdiction and proper venue in the state or federal courts of Douglas County, Nebraska and waive each such party’s right to object to a Nebraska court’s jurisdiction and venue. Grantee and the Company hereby waive their right to a jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above.

(g) Successors.

(i) This Agreement is personal to Grantee and shall not be assignable by Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by Grantee’s legal representatives.

(ii) This Agreement shall inure to the benefit of and be binding upon the Company and its Affiliates and the successors thereof.

(h) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(i) Headings; Interpretation. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meanings of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

(j) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first written above.

BALLANTYNE STRONG, INC.

By:
Name:
Title:

[______________________], Grantee